MIGO SOFTWARE REPORTS THIRD QUARTER 2007 RESULTS

Reports Revenue of $2.2 Million, Representing Sequential Growth of 68%

REDWOOD CITY, CA, November 14, 2007— Migo Software, Inc. (OTCBB:MIGO), a global provider of mobile computing software, released financial results of operations for its third quarter ended September 30, 2007.

Third Quarter 2007 Key Financial Results:

•	Revenue increased to $2.2 million, up from $69,000 in the third quarter of 2006, and $1.3 million in the second quarter of 2007

•	EBITDA loss of $1.3 million in the third quarter of 2007 down from $2.3 million in the third quarter of 2006 and up from $1.0 million in the second quarter of 2007, reflecting increased sales and marketing expenses to support the increased activities of our channel customers

•	Net Loss of $1.9 million or $0.02 per diluted share, on 103.5 million shares, compared to a net loss of $3.1 million or $0.05 per diluted share, on 67.2 million shares for the third quarter of 2006 and $1.4 million or $0.02 per diluted share, on 95.8 million shares for the second quarter of 2007

“We had an excellent quarter, with strong revenue performance driven by growth across all products in our sales channels,” said Migo CEO Kent Heyman. “Our relationship with Motorola led to robust growth in our mobile handset channel. In our flash memory channel, we signed a new agreement with HP to bundle our products with the newest line of HP USB Drives, expected to drive growth in the fourth quarter and into 2008. In addition, original equipment manufacturer (OEM) partners Kingston Technology and Memorex in our flash memory channel also contributed significantly to the quarterly growth.”

Heyman continued, “We view our mobile channel as a key growth driver going forward, as more consumers use mobile devices to access and view content such as video, music and photos. As announced in October, we have combined the technology obtained from our recent acquisition of MacroPort with Migo’s proven synchronization engine, to develop the RoundhouseTM Content Mobility Platform, a new, integrated technology platform expected to fuel the mobilization, access and consumption of content across a wide variety of synchronized mobile devices, computers and online services.”

“Roundhouse is core to Migo’s strategy of providing content mobility, access and device connectivity across a wide range of devices,” said Heyman. “We demonstrated Roundhouse at CTIA Wireless I.T. 2007 to potential customers and partners and received strong indications of interest from multiple parties. We look forward to announcing new developments related to this platform in the near future.”

Recent Highlights

Products

•	Announced development of RoundhouseTM Content Mobility Platform, a new, integrated technology platform focused on enabling the mobilization, access and consumption of content across a wide variety of synchronized mobile devices, computers and online services.

•	Launched MigoSync v3, the most significant upgrade to Migo’s award-winning data synchronization and virtualization product. MigoSync enables users to transform any portable storage device, such as a USB drive, SD card, or any card slot enabled phone, into a portable PC, by synchronizing Office documents, Emails, multimedia content, desktop “look and feel” and more, to the portable device, for easy and highly secure access to the data, on any PC.

•	Introduced Migo Registry Repair v5, with significantly upgraded features providing an easy and safe means for novice to expert users to keep their PC at their best. Registry Repair is the number one best-selling “registry repair” PC optimization software in the industry for all of 2006 and the first nine months of 2007, according to The NPD Group / Retail Tracking Service.

•	Announced Digital Rescue Premium, a major upgrade to the company’s Recover Lost Data product. Migo Digital Rescue provides powerful deep scan capabilities to find and recover digital content such as music, photos and videos, as well as emails, contacts and other office-like files that may have been accidentally deleted by the user. Its flexible design will rescue content from computers as well as a range of mobile devices such as mobile phones, SD cards, USB drives and mobile media players like iPods, PSP and others.

•	Launched new Digital Backup v3 Premium, backup and recovery software with integrated Internet services that provides PC users with automated and powerful tools for reliably protecting their precious digital media investment and important documents against loss caused by system failure or other disaster, such as fire, flood, hurricane, etc. In addition, Digital Backup v3 supports a wide variety of storage devices, including External Hard Drives, Flash Memory (SD, USB, SSD) storage and Network Attached Storage (NAS) devices.

New Customer Agreements

•	Signed an agreement with HP to bundle Migo software brands with the newest line of HP USB drives. Under the agreement, versions of MigoSync, Migo Media Anywhere and Migo Digital File Shredder software will be bundled on various capacity HP USB Drives.

•	Established a distribution and marketing agreement with EDGE Tech Corp, a leading supplier of DRAM and Flash memory upgrades, portable computing products, storage devices and other experience-enhancing technology solutions.

Corporate

•	Raised $1.8 million of new equity capital, through October 2007, from the exercise of outstanding warrants.

•	Named Dr. Carmelo J. “Carm” Santoro, a distinguished member of the technology industry, to the Migo Software Board of Directors. Dr. Santoro’s extensive background includes serving as CEO or Chairman to emerging technology and software companies such as Attensity Corp., AST Research, Silicon Systems, Aston-Tate, Inc., and Platinum Software, Inc.

•	Announced the promotion of Robert W. Halligan to Chief Operating Officer from his former position at Migo of Senior Vice President, Marketing and Sales.

2007 Outlook

The company reiterates its 2007 revenue guidance in the range of $6.5 million to $7.0 million.

Heyman concluded, “With the progress we’ve made, the growth initiatives put in place and the compelling technology offerings recently announced, we believe we are on track to achieve our previously stated revenue guidance.”

Investor Conference Call

The company will hold an investor conference call to discuss its third quarter results at 4:30 p.m. Eastern time today, November 14, 2007. The call can be accessed by dialing (866) 543-6408 or (617) 213-8899 for international and providing the pass code 42857583. Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. In addition, an audio replay of the call will be available beginning two hours after the call and will be available until 11:59 p.m. on November 21, 2007, by dialing (888) 286-8010 (domestic) or (617) 801-6888 (international) using confirmation pass code 74048179.

About Migo Software, Inc.

Located in Redwood City, CA, Migo Software, Inc. (OTCBB:MIGO) is a global provider of content mobility software. With its range of patent-pending technology, the Company’s product lines range from content synchronization and security to device optimization solutions for mobile devices and PCs. The company sells its products through a variety of OEMs including PC, Mobile Handset, USB Drive, SD Card and others, as well as via a variety of retail outlets. Migo’s products can also be found at www.migosoftware.com

NOTE: All product names, whether of Migo Software, Inc. or other companies mentioned, may be trademarks or registered trademarks of their respective holders and are used for identification purposes only.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, certain statements contained in this press release do not constitute historical facts, but rather are forward-looking statements. These statements include statements that refer to Migo Software’s projected revenues, other plans, prospects, expectations, strategies, intentions, hopes and beliefs; and the expected benefits of the use of and the compatibility of Migo Software products. These forward-looking statements are not historical facts and are only estimates or predictions. Actual results may differ materially from those projected as a result of risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. These risks include, but are not limited to, risks related to: availability of sufficient capital, commercialization and technological difficulties; market acceptance of new products and continuing product demand; the impact of competitive products and pricing on the Company’s and its customers’ products and markets; development, release and sales of new products by strategic suppliers and customers; the ability to successfully combine the operations and products of the Company with the businesses of StompSoft and MacroPort recently acquired; reliance on third parties; and development and growth of anticipated markets for the Company’s and its customers’ products. Any forward-looking statements are based on information available to the Company today, and the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

TABLES TO FOLLOW

MIGO SOFTWARE, INC.
CONSOLIDATED BALANCE SHEETS

		September 30,
		2007
	-
ASSETS		(Unaudited)
Current Assets:
Cash and cash equivalents		$	148,645
Short-term investments			244,158
Accounts receivable			1,596,400
Inventory			179,934
Other current assets			80,938

Total current assets			2,250,075

Property and equipment, net			24,862

OTHER ASSETS:
Goodwill			3,180,967
Intangible assets, net			5,665,061
Other assets			65,540

TOTAL ASSETS		$	11,186,505

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable		$	720,897
Accrued compensation			104,521
Accrued liabilities			598,764
Short Term Debt and Capitalized leases			507,583
Deferred revenue			697,779

Total current liabilities			2,629,544

Non-current liabilities:
Long Term Debt, net of current portion			1,277,581

TOTAL LIABILITIES			3,907,125

Commitments and contingencies (Note 9)

Stockholders’ Equity:
Senior B Convertible Preferred Stock, $.0001 par value; 2,500,000 shares authorized, 2,000,000 shares issued and outstanding; preference upon liquidation of $2,000,000			200
Junior A Preferred stock, $.0001 par value; 5,000,000 shares authorized, 687,575 issued and outstanding; preference upon liquidation of $ $2,600,000			69
Common stock, $.0001 par value; 200,000,000 shares authorized; and 106,089,036 shares issued and outstanding			10,609
Additional paid in capital in excess of par value			57,624,694
Treasury Stock			(386,400	)
Accumulated Deficit			(49,969,792	)

Total stockholders’ equity			7,279,380

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY		$	11,186,505

MIGO SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

		Three Months
		ended September 30,		Three Months ended		Nine Months ended		Nine Months ended
		2007		September 30, 2006		September 30, 2007		September 30, 2006
		(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)
—	-

Revenues			$2,203,441		$68,609		$4,229,458		$136,225
Cost of Sales			1,411,882		151,117		2,159,887		455,918
		-		-		-		-

Gross Profit			791,559		(82,508)		2,069,571		(319,693	)
		-		-	-			-		-

Operating Expenses
Research and development			659,216		505,703		2,198,934		1,291,244
Sales and marketing			1,097,919		278,026		2,443,288		819,447
General and administrative			897,023		1,271,824		2,717,704		3,829,692
		-		-		-		-
Total operating expenses			2,654,158		2,055,553		7,359,926		5,940,383
		-		-		-		-

Loss from operations			(1,862,599)		(2,138,061)		(5,290,355)		(6,260,076	)

Other Expense (income)
Interest (net)			21,740		(62,487)		(28,167)		(181,667	)
Decrease in warrant liability			-		-		-		(166,538	)
Other			-		1,018,025		20,537		1,190,829
		-		-		-		-
Total other expense (income)			21,740		955,538		(7,630)		842,624
		-		-		-

Loss before income taxes			(1,884,339)		(3,093,599)		(5,282,725)		(7,102,700	)
Provision for income taxes			-		-		-		-
		-		-		-		-

Net Loss			(1,884,339)		(3,093,599)		(5,282,725)		(7,102,700	)
		-	-		-					-

	-	-		-		-		-
Net Loss Attributable to Holders of common shares			($1,884,339)		($ 3,093,599)		($5,282,725)		($ 7,102,700	)
		=	-		-					-

Basic and Diluted net loss per share			($ 0.02)		($ 0.05)		($ 0.05 )		($ 0.11	)
		=	-		-					-

Weighted Average Shares Outstanding Basic and Diluted			103,546,942		67,189,128		97,756,615		63,199,504
		=		=		=		=

EBITDA Reconciliation

Three and Nine Months Ended September 30, 2007 and 2006

“EBITDA” represents earnings before interest expense, income taxes, depreciation and amortization. EBITDA is not a calculation based on generally accepted accounting principles and should not be considered as an alternative to net income (loss) or operating income (loss) as indicators of the Company’s financial performance or to cash flow as a measure of liquidity. In addition, the Company’s calculation may not be comparable to other similarly titled measures of other companies. EBITDA is included as a supplemental disclosure because the Company believes it is a useful indicator of its operating performance. Further, EBITDA is a well recognized performance measurement in the software industry that is frequently used by securities analysts, investors and other interested parties in comparing the operating performance of companies in the software industry. The Company believes EBITDA is useful in evaluating its operating performance compared to its competitors because its calculation generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which items may vary between periods and for different companies for reasons unrelated to overall operating performance. The following represents the reconciliation of EBITDA to net income (loss) for the periods indicated below.

EBITDA Reconciliation:

	Three Months Ended		Three Months Ended
	9/30/07	9/30/06	9/30/07	9/30/06
Net Loss	$(1,884,339)	$(3,093,599)	$(5,282,725)	$(7,102,700)
Plus:
Depreciation and Amortization	322,947	260,327	845,808	791,994
Stock Based Compensation	257,219	579,448	564,831	1,620,315
Interest (net)	21,740	(68,487)	(28,167)	(181,667)
Taxes	(246)	5,535	518	21,162

EBITDA	$(1,282,679)	$(2,316,776)	$(3,899,735)	$(4,850,896)

CONTACT: MKR Group for Migo Software

Mary Magnani, 415-829-7879

mary@mkr-group.com